Exhibit 99.1

Dec. 10, 2024
Media Contact: Investor / Analyst Contact:
Media Relations Ryan St. John
(206) 304-0008 VP, Finance, Planning & Investor Relations
Newsroom@alaskaair.com     ALKInvestorRelations@alaskaair.com

Alaska Air Group introduces “Alaska Accelerate,” its three-year strategic plan to deliver $1 billion in incremental profit following combination with Hawaiian Airlines
•Alaska Air Group to unlock significant short- and long-term value creation to drive double digit margins of 11-13% and EPS to at least $10 by 2027; acquisition synergy estimates increased to at least $500 million by 2027
•Launching a new global gateway from Seattle with nonstop routes to Tokyo Narita (NRT) and Seoul Incheon (ICN), and expanding to at least 12 international widebody destinations by 2030
•Introducing a premium credit card with industry-leading benefits for guests, built for the global traveler to explore the expanding network

NEW YORK – Alaska Air Group, Inc. (NYSE: ALK) will host its previously announced 2024 Investor Day at 1 p.m. Eastern time today in New York City. In its first presentation since acquiring Hawaiian Airlines, the company will unveil Alaska Accelerate, its vision for the combined company, including how it will power commercial performance, achieve medium-term financial targets, and unlock significant value creation into the future.
“There has never been a more exciting time to be a part of Alaska Air Group,” said Ben Minicucci, chief executive officer. “We have built a winning business model that has enabled us to outperform the industry over the past two decades. Now, with the combination with Hawaiian Airlines, we will transform our business and solidify our competitive advantage for years to come.”
Alaska Accelerate
Alaska Accelerate is architected to deliver on the combined airline’s vision of connecting guests to the world with a remarkable travel experience rooted in safety, care and performance. Significant investments in the commercial organization will propel the company forward, revolving around four main goals:

1.Connect our guests to the world: Enabling the power of an expanded network by opening a global gateway in Seattle with long-haul widebody aircraft, seamlessly blending two route networks to optimize connections and deepen relevance for guests. Alaska and Hawaiian now operates over 1,400 daily flights to over 140 cities and can take people to over 1,200 destinations worldwide with global partners and through the oneworld Alliance.
2.Be Hawai‘i’s trusted airline: Providing Hawai‘i residents access to an expanded network, greater connectivity wherever they want to fly, and a dedicated loyalty program, Huakai‘i by Hawaiian.
3.Deliver a remarkable travel experience: Investing in its existing end-to-end premium experience including enhanced airport lobbies and lounges in our hubs, expanded premium seat capacity, a new loyalty platform, and a premium credit card offering.
4.Diversify our future: Maximizing opportunities to create and grow revenue across the business from cargo growth to innovation and investing in technologies for the future.
Enabling significant value creation
This acceleration of Alaska Air Group’s strengths and competitive advantages will enable significant value creation and deliver industry-leading financial results.
The company’s new 2027 financial targets will include:
•$1 billion in incremental profit
•Earnings per share of at least $10
•Double digit pretax profit margins 11-13%
•No margin dilution in year 1 following the merger
•Synergy estimates doubled to at least $500M
“To win in our industry, you must have relevance and loyalty, and that’s exactly what we are accelerating over the next three years,” said Shane Tackett, chief financial officer. “The combination with Hawaiian gives us the scale to be stronger than either of us could have been on our own – giving guests what they want, where and when they want it. And it will drive substantial financial results that will continue to set us apart from our competitors.”
Expanding commercial growth and opportunity
With contributions coming across network, product, loyalty and cargo, the commercial organization will drive the vast majority of the expected profit growth over the next three years - unlocking an additional $800M in revenue.
“We expect an unprecedented level of revenue growth at Alaska over the next three years,” said Andrew Harrison, chief commercial officer. “We’re focused on strengthening the commercial levers that drive the greatest guest satisfaction, and ultimately preference. Our guests will benefit from more premium seats, an enhanced loyalty program with even more ways to earn and redeem miles, and new global destinations to the places they most want to go.”
The commercial growth begins today with benefits for every guest and customer.
Connecting our guests to the world

The company will begin offering new nonstop flights on A330 aircraft to key Asian leisure and business markets in 2025 – connecting Seattle to Tokyo Narita in Japan and Seoul Incheon in South Korea.
Daily nonstop Seattle-Tokyo Narita service starts in May 2025, offering guests an enticing nonstop option between the Pacific Northwest and Japan. Flights can be purchased now at alaskaair.com and hawaiianairlines.com. Nonstop Seattle-Seoul Incheon service is scheduled to begin in October 2025, with fares available for purchase early next year.
For more information about the new Seattle service to Tokyo Narita and Seoul Incheon, as well as additional network and schedule changes, visit Alaska Airlines’ News Hub.
Scaling our premium experience
Announced in July, Alaska will increase its premium seat mix on its Boeing narrowbody fleet to 29%, with plans to expand premium cabins on the widebody fleet being developed.
Alaska will continue to expand the Lounge program, building off the recently-opened remodel in San Francisco. Planned Lounges in San Diego International Airport and Honolulu’s Daniel K. Inouye International Airport will join the portfolio, followed by a new flagship international lounge in Seattle by 2027.
These investments will serve to sustain and improve an already industry-leading net promoter score for both Alaska Airlines and Hawaiian Airlines – 20 points above the legacy carriers’ average.
Creating a valuable loyalty ecosystem
In addition to previously announced enhancements to the award-winning Mileage Plan, Alaska will launch a premium credit card built for the global traveler, including an innovative Global Companion Award Certificate, 3x miles on all eligible foreign and dining purchases, an even faster path to elite status and more. The premium credit card will be perfect for the guest looking to get the most out of the expanded Alaska Air Group network.
Interested guests can join an early-access list to receive an exclusive link to apply for the new premium credit card, which is expected to be available in summer 2025. Pre-register your interest at alaskaair.com/premium-card by Dec. 31, 2024, for an exclusive offer.
Growing cargo and diversifying revenue
Building on the decades-long expertise of serving communities reliant on air travel and freight, the combined network and widebody fleet is poised to double in revenue over the next few years. The expanded cargo organization is led by industry veterans and is estimated to unlock margins that are two to three times the system average.
As Asia represents 22% of the total global air cargo market, the new passenger service between the continental United States and Japan and South Korea are the first steps to directly connect Alaska’s Seattle flagship cargo hub to the world’s most lucrative cargo markets.

Full Year 2025 Outlook
Looking ahead, the company anticipates its synergy targets and commercial initiatives will allow for no dilution to adjusted pretax margin in 2025 compared to 2024. Further, it expects to grow EPS by 30% and produce positive free cash flow, while investing in the fleet, balance sheet and shareholder returns.

2025 Metric	Expectation
Capacity	Up 2% to 3%
Earnings Per Share	At least $5.75
Capital Expenditures	$1.4 to $1.5 billion
Share Repurchases	~ $250 million

Webcast information
Alaska’s Investor Day presentation will be available via webcast at news.alaskaair.com/investor-relations starting at 1 p.m. Eastern time and concluding at approximately 3 p.m. Eastern time. The webcast and presentation materials can be accessed through Alaska’s investor relations website. A replay will be available following the conclusion of the event.
About Alaska Air Group
Alaska Air Group, Inc. is based in Seattle and comprised of subsidiaries Alaska Airlines, Hawaiian Airlines, Horizon Air and McGee Air Services. With our recent acquisition of Hawaiian Airlines, we now serve more than 140 destinations throughout North America, Central America, Asia and across the Pacific. We are committed to safety, remarkable customer care, operational excellence, financial performance and sustainability. Alaska Airlines is a member of the oneworld Alliance. With oneworld and our additional global partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 30 airlines and more than 1,000 worldwide destinations. Book travel throughout the Pacific on Hawaiian Airlines at hawaiianairlines.com. Learn more about Alaska Airlines at news.alaskaair.com and Hawaiian Airlines at newsroom.hawaiianairlines.com/blog. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”
Forward Looking Statements
This presentation may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024. Some of these risks include competition, labor costs, relations and availability, general economic conditions, increases in operating costs including fuel, uncertainties regarding the ability to successfully integrate the operations of the recently completed acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated cost savings, synergies, or growth from the acquisition, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-Q. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.